Report of Independent Registered Public Accounting
Firm


To the Board of Trustees of Nuveen Multistate Trust I, Nuveen
Multistate Trust III and Nuveen Multistate Trust IV, the Board of
Directors of Nuveen Investment Funds, Inc., and the
Shareholders of

Nuveen Arizona Municipal Bond Fund,
Nuveen Colorado Municipal Bond Fund,
Nuveen New Mexico Municipal Bond Fund,
Nuveen Maryland Municipal Bond Fund,
Nuveen Pennsylvania Municipal Bond Fund,
Nuveen Virginia Municipal Bond Fund,
Nuveen Georgia Municipal Bond Fund,
Nuveen Louisiana Municipal Bond Fund,
Nuveen North Carolina Municipal Bond Fund,
Nuveen Tennessee Municipal Bond Fund,
Nuveen Kansas Municipal Bond Fund,
Nuveen Kentucky Municipal Bond Fund,
Nuveen Michigan Municipal Bond Fund,
Nuveen Missouri Municipal Bond Fund,
Nuveen Ohio Municipal Bond Fund,
Nuveen Wisconsin Municipal Bond Fund,
Nuveen Minnesota Intermediate Municipal Bond Fund,
Nuveen Minnesota Municipal Bond Fund,
Nuveen Nebraska Municipal Bond Fund and
Nuveen Oregon Intermediate Municipal Bond Fund:


In planning and performing our audits of the financial statements of Nuveen Arizona Municipal Bond Fund, Nuveen
Colorado Municipal Bond Fund, Nuveen New Mexico Municipal
Bond Fund, Nuveen Maryland Municipal Bond Fund, Nuveen
Pennsylvania Municipal Bond Fund and Nuveen Virginia
Municipal Bond Fund (separate portfolios of Nuveen Multistate
Trust I), Nuveen Georgia Municipal Bond Fund, Nuveen
Louisiana Municipal Bond Fund, Nuveen North Carolina
Municipal Bond Fund andNuveen Tennessee Municipal Bond
Fund (separate portfolios of Nuveen Multistate Trust III),
Nuveen Kansas Municipal Bond Fund, Nuveen Kentucky
Municipal Bond Fund, Nuveen Michigan Municipal Bond Fund,
Nuveen Missouri Municipal Bond Fund, Nuveen Ohio Municipal
Bond Fund and Nuveen Wisconsin Municipal Bond Fund
(separate portfolios of Nuveen Multistate Trust IV) and Nuveen Minnesota Intermediate Municipal Bond Fund, Nuveen
Minnesota Municipal Bond Fund, Nuveen Nebraska Municipal
Bond Fund and Nuveen Oregon Intermediate Municipal Bond
Fund (separate portfolios of Nuveen Investment Funds, Inc.) (hereafter, collectively referred to as the Funds ), as of and for the year ended May 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.


The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and the Board of Directors/Trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.


Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.


A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.


Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of May 31, 2017.


This report is intended solely for the information and use of management, the Board of Directors/Trustees and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




/s/PricewaterhouseCoopers LLP
Chicago, IL
July 26, 2017

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